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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                           BELDEN & BLAKE CORPORATION


         FIRST:     The name of the Corporation is Belden & Blake Corporation.

         SECOND:    The place in the State of Ohio where the Corporation's
principal office is to be located is the City of Green, Summit County, Ohio.

         THIRD: The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code. Subject to limitations prescribed by law or expressly set forth elsewhere in these Articles, but otherwise without limitation, the Corporation may explore and drill for, produce, market, sell and deal in and with oil, natural gas, hydrocarbons and derivatives thereof, purchase or otherwise acquire, lease as lessee, invest in, hold, use, lease as lessor, encumber, sell, exchange, transfer, and dispose of property of any description or any interest in such property, make contracts, form or acquire the control of other corporations, be a partner, member, associate, or participant in other enterprises or ventures, conduct its affairs in the State of Ohio and elsewhere, borrow money, issue, sell, and pledge its notes, bonds, and other evidences of indebtedness, secure any of its obligations by mortgage, pledge, or deed of trust of all or any of its property, guarantee or secure obligations of any person, and do all other things permitted by law and exercise all authority within such purposes or incidental thereto.

         FOURTH:    The authorized number of shares of the Corporation shall be
58,000,000, all of which shall be designated as Common Shares without par value.

         FIFTH: When authorized by the affirmative vote of the directors, without any action by the shareholders, the Corporation may purchase its own shares for such prices, in such manner and upon such terms and conditions as the directors from time to time may determine, except that no such purchase shall be made if immediately thereafter the Corporation's assets would be less than its liabilities plus stated capital, if any, or if the Corporation is insolvent (as defined in Chapter 1701 of the Ohio Revised Code) or if there is reasonable ground to believe that by such purchase it would be rendered insolvent.

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         SIXTH: No holder of shares of the Corporation of any class, as such, shall have any pre-emptive right to purchase shares of the Corporation, to purchase securities convertible into or exchangeable for shares of the Corporation, or to purchase rights entitling the holder to acquire shares of the Corporation.

         SEVENTH: Notwithstanding any provision of Chapter 1701 of the Ohio Revised Code, now or hereafter in force, designating for any purpose the vote or consent of the holders of shares entitling them to exercise in excess of a majority of the voting power of the Corporation or of any particular class or classes of shares of the Corporation, such action, unless otherwise expressly required by statute, may be taken by the vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.



These Amended and Restated Articles of Incorporation shall supercede and take the place of the existing Articles of Incorporation.

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798027
                           UNITED STATES OF AMERICA,
                                 STATE OF OHIO
                        OFFICE OF THE SECRETARY OF STATE

     I, BOB TAFT, Secretary of State of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 8 pages, as taken from the original record now in my official custody as Secretary of State.

                      WITNESS my hand and official seal of
                        Columbus, Ohio, this 27th day of
                                 June A.D. 1997

                                                         /s/ Bob Taft
     [Seal of the Secretary of State of Ohio]           -----------------------
                                                                       BOB TAFT
                                                             Secretary of State

                                                        By: /s/ Sara R. Vollmer
                                                        -----------------------

   NOTICE: This is an official certification only when reproduced in red ink
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